Exhibit 10.2

LICENSE AGREEMENT

AMENDMENT #13

WHEREAS, effective as of December 1, 2014, and as further amended, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office 10399 West 70th Street, Eden Prairie, MN 55344 (“Miromatrix”) and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 (“Mayo”) executed a License Agreement (the “Agreement”) for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	The Term of the Agreement shall be extended to December 31, 2023.

2.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.MAYO FOUNDATION FOR MEDICAL

EDUCATION AND RESEARCH

By:  /s/ Jeff Ross    By:  /s/ Julie Johnson

Name:  Jeff Ross    Name:  Julie Johnson

Title:  CEO     Title:  Operations Manager

Date:  7/17/2023    Date:  7/14/2023

Budget – Exhibit B-5

U MAYO CLINIC

PI Name: Scott Nyberg, MD, PhD

MCR Funding Proposal Number: FP86573-A10

Sponsor: Miromatrix Medical Inc.

Date: 10/5/2022

Study Title: Amendment #11: Miromatrix/Mayo Transplantable Liver Project (Nyberg)

Additional funding to extend project through 6/30/2023 (Amendment #11)**

Personnel:	$57,467.00

Lab Supplies & Internal Services:	$208,341.00

Sub-Total	$265,808.00
Indirects (30%)	$79,742.00

BUDGET TOTAL (excluding fees)	$345,550.00
One-time, non-refundable fees:
IACUC Initial Review Fee	$2,000.00
Total Fees:	$2,000.00
BUDGET TOTAL	$347,550.00

Payment Terms: The total budget will be payable in three payments. The first payment of $117,183.33 which includes the $2,000 non-refundable Initial IACUC Review Fee, will be due upon the execution of contract amendment #11, the second payment of $115,183.33 will be due three months after the execution of contract amendment #11. The final payment of $115,183.33 will be due 6 months after the execution of contract amendment #11

*Salary and benefit rate information is confidential. Mayo cannot share individual costs or rate information, as this would be against Mayo policy

**This budget only reflects the additional funds that have added with amendments #11.